Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Implant Sciences Corporation
Wakefield, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 2006 of Implant Sciences Corporation and subsidiaries (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ UHY LLP
Boston, Massachusetts
October 27, 2006